SECOND AMENDED AND RESTATED BYLAWS OF WARNER BROS. DISCOVERY, INC. a Delaware corporation (hereinafter called, the “Corporation”) Effective as of June 2, 2025

ARTICLE I STOCKHOLDERS Section 1.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors, the Chair of the Board (as defined below) or the President or, if not so designated, at the principal executive office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware. Section 1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chair of the Board or the President. Section 1.3 Special Meetings. (a) General. Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Corporation’s Third Restated Certificate of Incorporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”) and, to the extent not inconsistent with the Certificate of Incorporation, this Section 1.3 of these Bylaws. (b) Right to Call a Special Meeting. Except as otherwise required by law and subject to any rights granted to holders of shares of any then outstanding class or series of Preferred Stock in a Preferred Stock Certificate of Designation (each as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called only: (1) by the Chairperson of the Board of Directors or the Chief Executive Officer, (2) pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office, or (3) the Secretary of the Corporation (the “Secretary”) at the written request of stockholders of record who own not less than twenty percent (20%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) as of the record date fixed in accordance with these Bylaws to determine who may deliver a written request to call such special meeting; provided, however, that each such stockholder must have owned such shares of Voting Stock continuously for the one (1) year period ending on such record date and must continue to own such shares through the conclusion of the special meeting (such aggregate shares owned for the requisite period, the “Required Percentage”). The Board of Directors shall have the sole authority to interpret the provisions of this Section 1.3 of these Bylaws and to determine whether a stockholder of record or beneficial owner has complied with such provisions. Each such interpretation and determination shall be set forth in a written resolution filed with the Secretary and shall be binding upon the Corporation and its stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting of stockholders. (c) Ownership Record Date. No stockholder may submit a written request to call a special meeting of the stockholders (a “Special Meeting Request”) unless a stockholder of record has first submitted to the Secretary a written request that the Board of Directors fix a record date to determine the stockholders of record who are entitled to deliver a Special Meeting Request (such record date, the “Ownership Record Date”). A written request to fix an Ownership Record Date must include (1) the signature of the stockholder(s) of record submitting such request and the date such request was signed, together with the identity of the beneficial owner, if any, directing such stockholder of record to submit such request and (2) the full text of each business proposal desired to be submitted for stockholder approval at the special meeting. The Board of Directors may fix the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid request to fix the Ownership Record Date complying with the immediately preceding sentence. The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If an Ownership Record Date is not fixed by the Board of Directors within the period set forth above, the

-2- Ownership Record Date shall be the tenth (10th) day after a valid written request to fix an Ownership Record Date is received by the Secretary. To be valid, any Special Meeting Request must be delivered to the Secretary no earlier than the applicable Ownership Record Date and no later than sixty (60) days after the applicable Ownership Record Date. (d) Certain Beneficial Owner Requirements. A beneficial owner who wishes to deliver a Special Meeting Request must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the Special Meeting Request. If a stockholder of record is the nominee for more than one beneficial owner of stock, the stockholder of record may deliver a Special Meeting Request solely with respect to the shares of Voting Stock beneficially owned by the beneficial owner who is directing the stockholder of record to sign such Special Meeting Request. (e) Special Meeting Request. Each Special Meeting Request shall include the following: (1) the signature(s) of the stockholder(s) of record submitting such request and the date such request was signed, together with the identity of the beneficial owner, if any, directing such stockholder of record to submit such request; and (2) as to the beneficial owner, if any, directing such stockholder of record to sign the Special Meeting Request and as to such stockholder of record (unless such stockholder of record is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each stockholder of record who is not acting solely as a nominee, a “Disclosing Party”) and as to each matter of business such stockholder intends to bring before the special meeting: (A) all of the information required to be disclosed pursuant to Section 1.6(a)(2) of these Bylaws; (B) any additional information reasonably requested by the Corporation to verify the Required Percentage requirements related to such Disclosing Party in connection with such Special Meeting Request; and (C) an acknowledgment by the Disclosing Party that the Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be cancelled) if, at any time between the date the Special Meeting Request is delivered to the Secretary and the date of the applicable special meeting or any adjournment, recess, rescheduling or postponement thereof, the Disclosing Parties’ Voting Stock ownership position falls below the Required Percentage. (3) Each time a Disclosing Party’s ownership position decreases following the delivery of the information set forth in Section 1.3(e)(2) of these Bylaws to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased ownership position, together with all information necessary to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the special meeting, whichever is earlier. (f) Certain Requirements and Limitations. The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request: (1) that does not comply with the provisions of this Section 1.3 or the Certificate of Incorporation; (2) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (3) that was made in a manner that involved a violation of Regulation 14A under the Exchange Act (including Rule 14a-19, if applicable) or other applicable law;

-3- (4) if the first date on which a valid Special Meeting Request has been received by the Secretary from holders of the Required Percentage of Voting Stock occurs during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (5) if such Special Meeting Request is delivered between the time beginning on the sixtieth (60th) day after the earliest date of signature on a valid Special Meeting Request that has been delivered to the Secretary relating to an identical or substantially similar item other than the election or removal of directors (as determined by the board of directors, a “Similar Item”) and ending on the one-year anniversary of such earliest date; (6) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such Special Meeting Request; or (7) if a Similar Item has been presented at any meeting of stockholders held within one hundred eighty (180) days prior to receipt by the Secretary of such Special Meeting Request. (g) Revocations: (1) A stockholder of record may revoke a Special Meeting Request at any time before the special meeting by sending written notice of such revocation to the Secretary. A beneficial owner that has directed a stockholder of record to request a special meeting on its behalf may revoke such Special Meeting Request at any time before the special meeting by sending written notice of such revocation to the Secretary. (2) All Special Meeting Requests shall be deemed revoked: (A) upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases (pursuant to this Section 1.3(g) and Section 1.3(e)(3) of these Bylaws, respectively), the aggregate ownership position of all the Disclosing Parties who are listed on the unrevoked Special Meeting Request decreases to a number of shares of Voting Stock less than the Required Percentage; or (B) any Disclosing Party otherwise fails to comply with the provisions of this Section 1.3. (3) If a deemed revocation of a Special Meeting Request has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. Section 1.4 Record Date. In order for the Corporation to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by the laws of the State of Delaware, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of any other lawful action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board

-4- of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. Section 1.5 Notice of Meetings. Notice of all stockholders meetings, stating the place, if any, date and hour thereof; the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; the place within the city, other municipality or community or electronic network at which the list of stockholders may be examined; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with applicable law and applicable stock exchange rules and regulations by the Chair of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law, or the lapse of the prescribed period of time shall have been waived. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to such stockholder’s address as it appears on the records of the Corporation. Section 1.6 Notice of Stockholder Business and Nominations. (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.6 is delivered to the Secretary of the Corporation, who (x) in the case of nominations of persons for election to the Board of Directors, was a holder of record as of such date of shares of the class or series of capital stock of the Corporation entitled to vote upon such election, and (y) in the case of all other matters, was a holder of record as of such date of shares of the class or series of capital stock of the Corporation entitled to vote on such matter, and, in each case, who complies with the notice procedures set forth in this Section 1.6. (2) In addition to any other requirements under applicable law and the Certificate of Incorporation, no nomination by any stockholder or stockholders of a person or persons for election to the Board of Directors, and no other proposal by any stockholder or stockholders, shall be considered properly brought before an annual meeting, unless the stockholder shall have given timely notice thereof in writing to the Secretary and any such proposed business, other than the nominations of persons for election to the Board of Directors, constitutes a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (y) such person’s written consent to being named in a proxy statement as a nominee of such stockholder and to serving as a director for the full term if elected and (z) such person’s completed and signed questionnaire, representation and agreement with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, in the form provided by the Secretary upon written request of any stockholder of record; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the

-5- meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and of any other persons acting in concert therewith; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and any other persons acting in concert therewith, (t) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner and of any other persons acting in concert therewith, (u) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, such beneficial owner and any other persons acting in concert therewith, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote on the matter to which its proposal relates at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (w) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d- 2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner or any other persons acting in concert therewith, (x) a representation (A) whether such stockholder, such beneficial owner or any other persons acting in concert therewith has received any financial assistance, funding or other consideration from any other person in respect of the nomination (and the details thereof) (a “Stockholder Associated Person”) and (B) whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to the Corporation within the past six months by, or is in effect with respect to, such stockholder, such beneficial owner, any person to be nominated by such stockholder, any Stockholder Associated Person or any other persons acting in concert therewith, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder, beneficial owner, nominee, any such Stockholder Associated Person or any other persons acting in concert therewith, (y) if the notice relates to any business other than a nomination of director(s) by the stockholder, a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the class or series of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (z) if the notice relates to a nomination of director(s) by the stockholder, a representation that the stockholder intends to solicit proxies in support of such director nominee(s) other than the Corporation’s nominees in accordance with Rule 14a-19(b)(3). The foregoing notice requirements of clauses (a)(2)(ii) and (iii) of this Section 1.6 shall not apply to any proposal made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act. A proposal to be made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act shall be deemed satisfied if the stockholder making such proposal complies with the provisions of Rule 14a-8 and has notified the Corporation of their intention to present a proposal at an annual meeting in compliance with Rule 14a-8 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director of the Corporation and (y) whether the nominee would be considered “independent” under the independence requirements set forth in the Corporate Governance Requirements of Nasdaq (or the rules and regulations of the principal securities exchange on which the Corporation’s equity securities are then listed) in effect from time to time. (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.6 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to the rights of the holders of any series of preferred stock, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the

-6- Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a holder of record of the class or series of capital stock of the Corporation entitled to vote upon such election at the time the notice provided for in this Section 1.6 is delivered to the Secretary, and who complies with the notice procedures set forth in this Section 1.6. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 1.6 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.6 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.6. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.6 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clauses (a)(2)(iii)(y) and (z) of this Section 1.6) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 1.6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.6, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.6, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders. (2) Additionally, without limiting the other provisions and requirements of this Section 1.6, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard such nomination notwithstanding that proxies in respect of such vote may have been received by the Corporation. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b), such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting date or, if applicable, any adjournment, recess, rescheduling or postponement thereof, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3). (3) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors. (4) For purposes of this Section 1.6, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

-7- (5) Notwithstanding the foregoing provisions of this Section 1.6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6. Nothing in this Section 1.6 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Section 1.7 Quorum. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law or in the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. Where a separate vote by one or more classes or series of capital stock is required by law or by the Certificate of Incorporation with respect to a particular matter to be presented at any such meeting, a majority in total voting power of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The chair of the meeting shall have the power and duty to determine whether a quorum is present at any meeting of the stockholders or for any matter to be voted on. Shares of its own stock belonging to the Corporation or to another corporation, if a majority in total voting power of the outstanding shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity. In the absence of a quorum, the chair of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.8 hereof until a quorum shall be present. Section 1.8 Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time solely by the chair of the meeting because of the absence of a quorum or for any other reason and to reconvene at the same or some other time, date and place, if any. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The chair of the meeting shall have full power and authority to adjourn a stockholder meeting in their sole discretion even over stockholder opposition to such adjournment. The stockholders present at a meeting shall not have the authority to adjourn the meeting. If the time, date and place, if any, thereof, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty (30) days, no notice need be given of any such adjourned meeting. If the adjournment is for more than thirty (30) days or the time, date and place, if any, and the means of remote communication, if any, by which the stockholders and the proxy holders may be deemed to be present and in person and vote are not announced at the meeting at which the adjournment is taken, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice shall be given by the Secretary as required for the original meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. Section 1.9 Organization. The Chair of the Board, or in their absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and preside over and act as chair of such meetings, except that the President shall call to order any special meeting of stockholders called by the President and shall preside over and act as chair of such meeting. The Board of Directors or, if the Board of Directors fails to act, the stockholders, may appoint any stockholder, director or officer of the Corporation to act as chair of any meeting in the absence of the Chair of the Board, the President and all Vice Presidents. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate, except in the case of a special meeting of stockholders called by the President. Unless otherwise determined by the Board of Directors, the chair of the

-8- meeting shall have the exclusive right to determine the order of business and to prescribe other such rules, regulations and procedures and shall have the authority in their discretion to regulate the conduct of any such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) rules and procedures for maintaining order at the meeting and the safety of those present; (ii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iii) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (iv) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the Board of Directors or the chair of the meeting may appoint any other person to act as secretary of the meeting. Section 1.10 Postponement or Cancellation of Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed or canceled by the Chair of the Board, the President or resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders. Section 1.11 Voting. Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the Certificate of Incorporation or these Bylaws and except for the election of directors, at any meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect a specified number of directors in certain circumstances, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors as provided in the Certificate of Incorporation. ARTICLE II BOARD OF DIRECTORS Section 2.1 Number and Term of Office. The governing body of this Corporation shall be a board of directors (the “Board of Directors”). Subject to the Certificate of Incorporation and any rights of the holders of any series of preferred stock to elect additional directors, the Board of Directors shall be comprised of not less than three (3) members nor more than fifteen (15) members and the exact number of directors will be fixed from time to time by resolution adopted by the affirmative vote of not less than 75% of the members of the Board of Directors then in office. Directors need not be stockholders of the Corporation. Each director shall hold office for such time as set forth in the Certificate of Incorporation. The Board of Directors shall elect from its own members, at its first meeting after each annual meeting of stockholders, a Chairperson of the Board of Directors (the “Chair of the Board”). The Chair of the Board shall be a non-executive chairman and not an officer of the Corporation and will preside over all meetings of the stockholders and the Board of Directors, at which they are present, and shall perform such other duties consistent with the role of non-executive chairman as may be assigned to them from time to time by the Board of Directors. Section 2.2 Resignations. Any director of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chair of the Board or the President or Secretary. Any such resignation

-9- shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein. Section 2.3 Removal of Directors. Subject to the Certificate of Incorporation, directors may be removed as permitted by applicable law. For the purposes of any removal for cause, “cause” means (1) commission of an act of fraud, misappropriation, embezzlement or similar conduct against the Corporation, (2) conviction of, or plea of guilty or nolo contendere to, any crime (whether or not involving the Corporation) constituting a felony, or (3) the willful engaging by the director in misconduct that is materially injurious to the Corporation or its subsidiaries, monetarily or otherwise; provided that, for purposes of this subclause (3), no action or failure to act on a director’s part shall be considered “willful” unless done, or omitted to be done, by the director in bad faith and without reasonable belief that such action or omission was in the best interests of the Corporation. Section 2.4 Vacancies. Any vacancy on the Board of Directors shall be filled as provided for in the Certificate of Incorporation. Section 2.5 Meetings. The annual meeting of the Board of Directors may be held on such date and at such time and place as the Chair of the Board, the President or the Board of Directors determines. The annual meeting of the Board of Directors may be held immediately following the annual meeting of stockholders, and if so held, no notice of such meeting shall be necessary to the directors in order to hold the meeting legally, provided that a quorum shall be present thereat. Regular meetings of the Board of Directors shall be held on such dates, and at such times and places, as are determined from time to time by the Board. A notice of regular meetings of the Board of Directors shall not be required. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting. Special meetings of the Board of Directors may be called by the Chair of the Board or the President, and shall be called by the President or Secretary upon the written request of not less than 75% of the members of the Board of Directors then in office. Section 2.6 Notice of Special Meetings. The Secretary, or in their absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five (5) days before the meeting, or by electronic transmission or personal service at least twenty-four (24) hours before the meeting. Only business specified in the notice of any special meeting may be transacted at such special meeting. Section 2.7 Meetings by Remote Communications. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone, videoconference, or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. Section 2.8 Quorum and Organization of Meetings. A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time, date and place. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chair of the Board or in their absence by the President, or in the absence of both the Chair of the Board and the President by such other

-10- person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary shall act as secretary of the meeting. In their absence, the chair of the meeting shall appoint another person to act as secretary of the meeting. Section 2.9 Indemnification. To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless any person who is or was made, or threatened to be made, a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprises including non-profit enterprises (an “Other Entity”), against all liabilities and losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Section 2.9. Except as otherwise provided in Section 2.11 hereof, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors. For the purposes of the indemnification and advancement rights provided in this Article II, the term “officer” shall mean the President, other officers of the Corporation that may be elected by the Board of Directors from time to time, and such other officers or employees of the Corporation or directors, officers or employees of its subsidiaries as the Board of Directors shall designate in writing. Section 2.10 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding in advance of the final disposition of such Proceeding; provided, however, that, if required by the laws of the State of Delaware, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses. Except as otherwise provided in Section 2.11 hereof, the Corporation shall be required to reimburse or advance expenses incurred by a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized by the Board of Directors. Section 2.11 Claims. If a claim for indemnification or advancement of expenses under this Article II is not paid in full within thirty (30) days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Corporation, the person may file suit to recover the unpaid amount of such claim and, if successful, in whole or in part, shall be entitled to be paid the reasonable expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the person seeking indemnification or reimbursement or advancement of expenses is not entitled to the requested indemnification, reimbursement or advancement of expenses under applicable law.

-11- Section 2.12 Amendment, Modification or Repeal. Any amendment, modification or repeal of the foregoing provisions of this Article II shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 2.9 hereof in respect of any act or omission occurring prior to the time of such repeal or modification. Section 2.13 Nonexclusivity of Rights. The rights conferred on any person by this Article II shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Section 2.14 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such Other Entity. Section 2.15 Other Indemnification and Prepayment of Expenses. This Article II shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to additional persons when and as authorized by appropriate corporate action. Section 2.16 Committees of the Board of Directors. The Board of Directors may create, appoint the members of, authorize and empower one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Section 2.17 Directors’ Compensation. Directors shall receive such compensation for attendance at any meetings of the Board of Directors and any expenses incidental to the performance of their duties as the Board of Directors shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board of Directors in any other capacity. Section 2.18 Action Without Meeting. Nothing contained in these Bylaws shall be deemed to restrict the power of members of the Board of Directors or any committee designated by the Board of Directors to take any action required or permitted to be taken by them at any meeting of the Board of Directors or of any committee thereof, without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writings or transmissions are filed with the minutes of proceedings of the Board of Directors or the applicable committee. ARTICLE III OFFICERS Section 3.1 Officers. The Board of Directors shall elect a President of the Corporation. The Board of Directors may also elect such Vice Presidents as in the opinion of the Board of Directors the business of the Corporation requires, a Treasurer

-12- and a Secretary, each of which will be officers, and any of whom may or may not be directors. The Board of Directors may also elect, from time to time, such other or additional officers as in its opinion are desirable for the conduct of business of the Corporation. Any person may hold at one time two or more offices. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until their successor is elected and qualified or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting. Section 3.2 Powers and Duties of Officers. The President shall also be the Chief Executive Officer of the Corporation and shall have overall responsibility for the management and direction of the business and affairs of the Corporation and its subsidiaries and shall exercise the general duties of supervision and management which customarily pertain to a chief executive officer and the office of the president and such other duties as may be prescribed from time to time by the Board of Directors. The President shall be the senior officer of the Corporation and in the absence or disability of the Chair of the Board, the President shall perform the duties and exercise the powers of the office of Chair of the Board. The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations. Vice Presidents shall have such powers and perform such duties as may be assigned to them by the President or the Board of Directors. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board of Directors. The Treasurer may also serve as the chief financial officer of the Corporation. Unless the Board of Directors otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and general supervision of the collection and disbursement of funds of the Corporation. The Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors may designate. The Treasurer may sign, with the President or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by them on account of the Corporation, shall at all reasonable times exhibit their books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and, whenever required by the Board of Directors or the President, shall render a statement of their accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, the President or by these Bylaws. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board of Directors. The Secretary shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board of Directors, which shall, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the stockholders or of the Board of Directors or resolutions adopted at such meetings, may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials, may sign acknowledgments of instruments, may give notices of meetings and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board or the President may from time to time prescribe.

-13- Section 3.3 Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer, with approval of the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as they may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officers or employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the President of the Corporation. Section 3.4 Proxies; Stock Transfers. Unless otherwise provided in the Certificate of Incorporation or directed by the Board of Directors, the Chair of the Board or the President or any Vice President or their designees shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation. ARTICLE IV CAPITAL STOCK Section 4.1 Shares. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by the Chair of the Board or the President and by the Secretary or the Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to hold such position at the time of its issuance. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Section 4.2 Transfer of Shares. (a) Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled, and the issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

-14- (b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware. Section 4.3 Lost Certificates. The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates or uncertificated shares representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or their legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation and the transfer agent against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificates or uncertificated shares, and such requirement may be general or confined to specific instances. Section 4.4 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them. Section 4.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation or uncertificated shares, which rules and regulations shall comply in all respects with the rules and regulations of the transfer agent. ARTICLE V GENERAL PROVISIONS Section 5.1 Offices. The Corporation shall maintain a registered office in the State of Delaware as required by the laws of the State of Delaware. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require. Section 5.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware.” Section 5.3 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

-15- Section 5.4 Notices and Waivers Thereof. Whenever any notice is required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by electronic mail or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by electronic mail or facsimile transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given three (3) business days after it shall have been deposited in the United States mail with postage thereon prepaid. Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. Section 5.5 Saving Clause. These Bylaws are subject to the provisions of the Certificate of Incorporation and applicable law. In the event any provision of these Bylaws is inconsistent with the Certificate of Incorporation or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws. Section 5.6 Amendments. As provided in Article Tenth of the Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, subject to the rights of the holders of any series of preferred stock, the Board of Directors, by action taken by the affirmative vote of a majority of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation. Subject to the rights of the holders of any series of preferred stock, these Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon; provided, however, that this paragraph shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws by the Board of Directors in accordance with the preceding paragraph.